®

PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS FOURTH QUARTER AND CALENDAR YEAR 2008 FINANCIAL RESULTS AND HIGHLIGHTS

ATLANTA, GA – March 13, 2009 — Inhibitex, Inc. (NASDAQ:INHX) today announced its financial results for the fourth quarter and year ended December 31, 2008.

“We are pleased with the progress we have made over the last year, resulting in the achievement of three primary goals,” stated Russell H. Plumb, President and CEO of Inhibitex, Inc. “These goals were to successfully complete our Phase I program for FV-100, identify a lead candidate from our series of HCV nucleoside polymerase inhibitors for further preclinical development, and reduce our overhead costs to extend our cash runway in this challenging business environment. Accordingly, we believe we are well positioned to move our development programs to the next level in 2009. Subject to FDA review, we plan on initiating a Phase II clinical trial of FV-100 in shingles patients in the second quarter of 2009. Further, we are encouraged with the preclinical data observed to-date with respect to several of our HCV compounds, and consequently have initiated advanced preclinical studies with a lead candidate. Subject to the successful completion of all requisite IND-enabling studies, our goal is to file an IND for our HCV program in the first half of 2010. Finally, we ended 2008 with over $33 million on hand, which exceeded our year-end cash target and supports our development goals through 2009 and into the second half of 2010.”

Fourth Quarter 2008 Financial Results

As of December 31, 2008, the Company reported that it held $33.1 million in cash, cash equivalents and short-term investments. The Company reported a net loss for the fourth quarter of 2008 of $3.5 million, which was the same net loss as the fourth quarter of 2007. Further, basic and diluted net loss per share was $0.08 for the fourth quarter of both 2008 and 2007.

Revenue for the fourth quarter of both 2008 and 2007 was $0.8 million. Revenue consists of periodic research-associated support and license fees recognized by the Company related to existing license and development agreements.

Research and development expense for the fourth quarter of 2008 was $3.6 million, as compared to $3.5 million in the fourth quarter of 2007. The $0.1 million increase in 2008 was primarily the result of a $0.4 million increase in direct costs associated with the clinical development of FV-100 and the Company’s HCV and HIV preclinical development programs, offset by a $0.3 million decrease in various indirect expenses.

General and administrative expense decreased to $1.0 million in the fourth quarter of 2008 from $1.5 million in the fourth quarter of 2007. The decrease of $0.5 million was primarily the result of a $0.2 million reduction in salaries, benefits and share-based compensation and a $0.3 million decrease in facility-related and other various expenses.

The Company recorded total share-based compensation expense of $0.2 million, or $0.01 per share, in the fourth quarter of 2008, of which $0.1 million was recorded as research and development expense and $0.1 million as general and administrative expense.

For the twelve months ended December 31, 2008, the Company reported a net loss of $13.2 million, as compared to $41.5 million for the same period in 2007. Basic and diluted net loss per share for the twelve months ended December 31, 2008 was $0.31, as compared to $1.22 for the same period of 2007. The significant decrease in net loss and net loss per share for the twelve months ended December 31, 2008 was primarily due to a non-cash, in-process research and development charge of $32.6 million the Company recorded in the third quarter of 2007 in connection with its acquisition of FermaVir Pharmaceuticals, Inc., as well as an increase in revenue and a decrease in general and administrative expense, offset in part by an increase in research and development expense associated with the clinical development of FV-100 and the preclinical development of the Company’s HCV nucleoside polymerase inhibitor program, and a decrease in other income and net interest income in 2008.

Recent Corporate Developments

FV-100 – In February 2009, the Company reported that it had completed its planned Phase I clinical trials of FV-100. The recently completed trials include both a multiple ascending dose study in subjects aged 18-55 and a separate study conducted in subjects 65 years of age or older. The Company reported that in both trials there were no serious adverse events reported and FV-100 appeared to be well tolerated at all dose levels. Additionally, pharmacokinetic data demonstrated that all doses maintained mean plasma levels of the active form of FV-100 that support the evaluation of once-a-day dosing in future trials. These safety and pharmacokinetic findings were consistent with those observed in the Company’s Phase I single ascending dose trial, the results of which were reported at ICAAC last year. The Company plans to present the full data from these studies at the 22nd Annual International Conference on Antiviral Research (ICAR) in Miami, Florida, May 3-7, 2009.

HCV Nucleoside Polymerase Inhibitors - In February 2009, the Company also reported it had selected several compounds from its series of proprietary HCV nucleoside polymerase inhibitors for further evaluation in additional preclinical studies. The decision to proceed into these studies was based on favorable results from completed in vitro and preclinical in vivo studies, in which the candidates demonstrated excellent potency in various HCV replicon assays, a rapid conversion to the triphosphate in human hepatocytes, and favorable pharmacokinetic and toxicity properties in orally dosed primates and rodents.. The Company plans on presenting preclinical data from this program at the 44th Annual Meeting of the European Association for the Study of the Liver (EASL), in Copenhagen, Denmark, April 22 – 26, 2009 and at the 22nd Annual International Conference on Antiviral Research (ICAR) in Miami, Florida, May 3-7, 2009.

NASDAQ Listing Transfer – On December 23, 2008, the Company received written notification that NASDAQ had suspended enforcement of its minimum bid price and market valuation requirement for all listed companies until April 20, 2009, and that based upon NASDAQ’s decision, the Company has until July10, 2009 to regain compliance with NASDAQ’s minimum bid price requirement.

License and Development Agreement with 3M - The Company was notified by 3M that it has discontinued its efforts to further develop and commercialize certain antibody-based diagnostics for infectious diseases and therefore will conclude its license and commercialization agreement with the Company effective March 22, 2009. As a result, all MSCRAMM-related intellectual property sublicensed to 3M for the development of antibody-based infectious disease diagnostics will revert back to the Company. The termination of this agreement will not have any effect on the Company’s current or planned operating results or financial position.
Conference Call and Webcast Information

Russell H. Plumb, president and chief executive officer of Inhibitex, and other members of management will review the Company’s fourth quarter 2008 operating results and financial position, as well as provide a general update on the Company via a webcast and conference call today at 9:00 a.m. EDT. To access the conference call, please dial (877) 407-8033 (domestic) or (201) 689-8033 (international). A replay of the call will be available from 11:00 a.m. EDT on March 13 until April 12, 2009 at midnight. To access the replay, please dial 877-660-6853 (domestic) or 201-612-7415 (international) and reference the account # 286 and the conference id # 316302. A live audio webcast of the call and the archived webcast will be available under the News and Events category on the Inhibitex website at http://www.inhibitex.com.

About Shingles and FV-100

Shingles, also known as herpes zoster, is an infection caused by the reactivation of varicella zoster virus (VZV), the same virus that causes chicken pox. Worldwide, it is estimated that there are greater than 2.5 million cases of shingles each year. Shingles is generally characterized by skin lesions, acute infection-related pain, and in many cases, post herpetic neuralgia (PHN), a painful and sometimes debilitating condition that can last for months or possibly more than a year. While shingles can develop in adolescents or adults of any age, it occurs predominantly in those 40 years of age and older.

Published in vitro studies have demonstrated that FV-100, an orally available bicyclic nucleoside analogue, is more potent against VZV and can inhibit its replication substantially faster than any other antiviral agent currently approved for the treatment of shingles. Inhibitex believes these characteristics, plus a favorable pharmacokinetic profile, provides the potential for a once-a-day dose of FV-100 to reduce the incidence and severity of shingles-related symptoms, including acute pain and PHN.

About HCV

Hepatitis C is a disease of the liver caused by the hepatitis C virus (HCV). It is estimated that approximately 4 million Americans and 170 million individuals worldwide are infected with HCV. HCV can cause chronic liver disease, cirrhosis and cancer, and is the leading cause of liver transplant in the United States. Inhibitex is developing a series of phosphoramidate nucleoside analogues, or protides, which target the RNA-dependent RNA polymerase (NS5B) of HCV. The Company believes that its protides possess several pharmacological advantages over nucleosides alone, which include a significant increase in antiviral activity, higher concentrations of the triphosphate in liver, improved bioavailability and potentially less toxicity due to reduced systemic exposure.
About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases. In addition to FV-100 and its HCV nucleoside polymerase inhibitors, the Company’s preclinical pipeline includes a series of HIV integrase inhibitors. Inhibitex has also licensed the use of its proprietary MSCRAMM® protein technology to Wyeth for the development of staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding the Company being well positioned to move its development programs to the next level in 2009; the anticipated timing and initiation of a Phase II clinical trial of FV-100; the potential for FV-100 to be dosed once-a-day and reduce the incidence and severity of shingles-related symptoms, including acute pain and PHN; plans to present full data from its Phase I studies of FV-100 at the ICAR meeting in May 2009; plans to present preclinical data on its HCV compounds at the EASL meeting in April 2009 and at the ICAR meeting in May 2009; the Company’s belief that its HCV protides possess several pharmacological advantages over nucleosides alone; the Company’s goal to file an IND for its HCV program in the first half of 2010; and the length of time that existing cash resources may support the Company’s operations and development plans are forward looking statements. These intentions, expectations, or potential may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: the Company not obtaining regulatory approval on a timely basis, or at all, to advance the development of an HCV clinical candidate into clinical trial or FV-100 into Phase II clinical trials; either the Company, the FDA, or an investigational review board suspending or terminating the clinical development of FV-100 for lack of safety, manufacturing issues or other clinical reasons; FV-100 not demonstrating sufficient efficacy in reducing the incidence and severity of shingles-related symptoms, including acute pain and PHN, to be clinically relevant or commercially viable; the results of ongoing or future preclinical studies of the Company’s lead HCV candidate not supporting its further development; obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates; the Company not being able to maintain expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, or SEC, on March 14, 2008 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the SEC on May 9, 2008, August 12, 2008 and November 10, 2008, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Contact:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

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INHIBITEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$11,507,137	$14,178,143
Short-term investments	21,634,880	36,088,309
Prepaid expenses and other current assets	621,797	1,058,426
Accounts receivable	108,558	44,988

Total current assets	33,872,372	51,369,866
Property and equipment, net	2,328,707	2,564,345
Other long-term assets.............................................................	31,876	—

Total assets	$36,232,955	$53,934,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,276,215	$1,160,351
Accrued expenses	1,001,047	6,605,253
Current portion of notes payable	312,500	312,500
Current portion of capital lease obligations	254,291	698,151
Current portion of deferred revenue	441,667	441,667
Other current liabilities	224,922	154,824

Total current liabilities	3,510,642	9,372,746
Long-term liabilities:
Notes payable, net of current portion	390,625	703,125
Capital lease obligations, net of current portion	387,892	68,710
Deferred revenue, net of current portion	237,500	387,500
Other liabilities, net of current portion	1,279,994	1,202,328

Total long-term liabilities	2,296,011	2,361,663

Total liabilities	5,806,653	11,734,409
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2008 and December 31, 2007; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at December 31, 2008 and December 31, 2007; 43,380,570 and 42,785,318 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	43,381	42,785
Common stock warrants	13,742,630	15,551,492
Accumulated other comprehensive (loss) income	111,450	106,480
Additional paid-in capital	243,825,057	240,634,018
Accumulated deficit	(227,296,216)	(214,134,973)

Total stockholders’ equity	30,426,302	42,199,802

Total liabilities and stockholders’ equity	$36,232,955	$53,934,211

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INHIBITEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
License fees and milestones.	$412,500	$412,500	$1,650,000	$1,650,000
Collaborative research and development	375,000	375,000	1,500,000	1,125,000
Grants and other revenue	—	—	—	28,500

Total revenue	787,500	787,500	3,150,000	2,803,500
Operating expense:
Research and development .	3,566,097	3,542,524	12,548,430	42,585,988
General and administrative .....	991,936	1,450,911	5,075,048	6,300,863

Total operating expense	4,558,033	4,993,435	17,623,478	48,886,851

Loss from operations	(3,770,533)	(4,205,935)	(14,473,478)	(46,083,351)
Other income (expense) , net	68,094	24,668	87,651	1,969,216
Interest income, net	153,402	656,763	1,224,584	2,654,753

Net loss ..............................	$(3,549,037)	$(3,524,504)	$(13,161,243)	$(41,459,382)

Basic and diluted net loss per Share	$(0.08)	$(0.08)	$(0.31)	$(1.22)

Weighted average shares used to compute basic and diluted net loss per share	43,379,164	42,504,849	43,090,432	34,026,250

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